Exhibit 99.1                                        Investors May Contact:
                                                             Stacey Yonkus
                                              Director, Investor Relations
                                                            (212) 885-2512
                                                   investor@asburyauto.com

                                                    Reporters May Contact:
                                                               David Shein
                                                         RFBinder Partners
                                                            (212) 994-7514
                                                  David.Shein@RFBinder.com



          Asbury Automotive Group Acquires California Nissan Dealership

New York, NY, December 3, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it has acquired Rodeo Nissan in Clovis, California. Terms of the transaction were not disclosed.

The store, which will be renamed Nissan of Clovis, is in the Fresno metropolitan area and represents Asbury's third dealership in northern California. In 2003, the Company acquired Mercedes-Benz of Fresno, and earlier this year, it acquired Mercedes-Benz of Sacramento. Daniel Herwaldt, who joined Asbury from Mercedes-Benz of Fresno, is responsible for operations at all three dealerships, as well as any additional stores that Asbury might acquire in northern California. The Company also acquired three dealerships in southern California during the second quarter of 2004.

"We have made good initial progress towards our objective of building a solid presence in both the northern and southern California markets," said President and CEO Kenneth B. Gilman. "This Nissan store has significant upside potential, and I am confident it will be realized under Danny Herwaldt's stewardship. Overall, I am very pleased with our acquisition record for 2004. We've acquired six high-quality dealerships this year -- representing Mercedes-Benz, Honda, Nissan, Dodge, and Hyundai franchises. The purchase of Rodeo Nissan brings Asbury's year-to-date acquisitions to approximately $350 million in projected annual revenues, well within our targeted range of $300 million to $500 million."

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenue of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 97 retail auto stores, encompassing 135 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.